EXHIBIT 23.3





            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


As independent petroleum engineers and geologists, Netherland, Sewell & Associates, Inc. hereby consents to (i) the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 of Gasco Energy, Inc. of our report dated February 10, 2005, entitled Estimate of Reserves and Future Revenue to the Gasco Energy, Inc. Interest in Certain Oil and Gas Properties Located in Riverbend Field, Uintah County, Utah, as of December 31, 2004, and
(ii) the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


                                    NETHERLAND, SEWELL & ASSOCIATES, INC.

                                          /s/ Frederic D. Sewell
                                    By:  __________________________________
                                          Frederic D. Sewell, P.E.
                                          Chairman and Chief Executive Officer

Dallas, Texas
October 26, 2005